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                                                                   EXHIBIT 4.12
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                        REPUBLIC ENGINEERED PRODUCTS LLC

                                       and

                            BLUE STEEL CAPITAL CORP.,

                                   as Issuers

                                       and

                    REPUBLIC ENGINEERED PRODUCTS HOLDINGS LLC

                                      and

                            N&T RAILWAY COMPANY LLC,

                                  as Guarantors

                        10% SENIOR SECURED NOTES DUE 2009


                                   ----------


                          FIRST SUPPLEMENTAL INDENTURE

                          Dated as of February 7, 2003


                                   ----------


                       LASALLE BANK NATIONAL ASSOCIATION,


                         as Trustee and Collateral Agent


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                  FIRST SUPPLEMENTAL INDENTURE, dated as of February 7, 2003
(the "First Supplemental Indenture"), by and among Republic Engineered Products LLC, a Delaware limited liability company (the "Company"), and Blue Steel Capital Corp., a Delaware corporation, as Issuers (the "Issuers"), Republic Engineered Products Holdings LLC, a Delaware limited liability company, and N&T Railway Company LLC, a Delaware limited liability company, as Guarantors (the "Guarantors"), LaSalle Bank National Association, a national banking association, as Trustee (the "Trustee"), and LaSalle Bank National Association, in its capacity as Collateral Agent.

                  WHEREAS, the Issuers, Blue Bar, L.P., N&T Railway Company LLC and the Trustee executed an Indenture, dated as of August 16, 2002 (the "Indenture"), in respect of the Issuers' 10% Senior Secured Notes due 2009 (the "Notes");

                  WHEREAS, Blue Bar, L.P. is the sole member of the Company and has guaranteed the Notes under the Indenture;

                  WHEREAS, it is contemplated that a reorganization will be effected pursuant to which Blue Bar, L.P. will be merged with and into Republic Engineered Products Holdings LLC in accordance with Section 10.5 of the Indenture;

                  WHEREAS, it is contemplated that the guarantee of Republic Engineered Products Holdings LLC will be full and unconditional and that Republic Engineered Products Holdings LLC will make all filings with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, as contemplated by Section 4.7(a) of the Indenture;

                  WHEREAS, Section 9.1 of the Indenture provides that modifications and amendments to the Indenture may be made and one or more indentures supplemental to the Indenture may be entered into by the Issuers, the Guarantors and the Trustee without notice to or the consent of any Holder (as defined in the Indenture), among other things, to evidence the succession in accordance with Article X of the Indenture of another person to the Guarantors and the assumption by any such successor of the covenants of a Guarantor or to make any change that does not adversely affect the rights of any Holder;

                  WHEREAS, all conditions and requirements necessary to make this First Supplemental Indenture a valid, binding, and legal instrument in accordance with the terms of the Indenture have been performed and fulfilled and the execution and delivery hereof have been in all respects duly authorized;

                  WHEREAS, in accordance with the terms of the Indenture, the Company has requested that the Trustee execute and deliver this First Supplemental Indenture; and

                  WHEREAS, pursuant to Section 9.1 of the Indenture, the Trustee is authorized to execute and deliver this First Supplemental Indenture.

                  NOW, THEREFORE, in consideration of the above premises, each party agrees, for the benefit of the other and for the equal and ratable benefit of the Holders of the Notes, as follows:

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                                    ARTICLE I

                                   AMENDMENTS

     Section 1.01 Indenture Amendments. The Indenture is hereby amended as follows:

(a) The table of contents of the Indenture is hereby amended by replacing the heading "Parent Guarantor" in Section 10.10 with the heading
     "[Intentionally omitted]."

(b) The definition of "Blue Bar" set forth in Section 1.1 of the Indenture is amended by deleting the definition and replacing such definition with the words "means Blue Bar Holdings, L.P., a Delaware limited partnership."

(c) The definition of "Parent Guarantor" set forth in Section 1.1 of the Indenture is amended by deleting the definition and replacing such definition with the words "means Republic Holdings in its capacity as a Guarantor and any successor."

(d) The definition of "Pledgor" set forth in Section 1.1 of the Indenture is amended by deleting the words "Blue Bar" and replacing such words with the words "Republic Holdings."

(e) The following words shall be inserted as a new definition between the definition of "Released Mortgage Property" and "Responsible Officer" set forth in Section 1.1 of the Indenture: "Republic Holdings" means Republic Engineered Products Holdings LLC, a Delaware limited liability company."

(f) Section 4.7 of the Indenture is amended by inserting at the end of subsection (a) thereof the following words: "Notwithstanding the foregoing, all of the information, reports and filings otherwise required of the Company may instead be supplied by and relate to Parent Guarantor if Parent Guarantor (i) remains a Guarantor with ownership of 100% of the Capital Stock of the Company, (ii) has no material assets other than the Capital Stock of the Company and property distributed thereon to be distributed by Parent Guarantor to the members, partners or stockholders of Parent Guarantor, (iii) has no material business operations, and (iv) has no material liabilities other than liabilities for corporate franchise and other taxes and for other operating and administrative expenses directly attributable to the operation and administration of the Company and the Restricted Subsidiaries, including but not limited to director fees, SEC compliance expenses, and legal, audit and consulting expenses."

(g) Section 4.12 of the Indenture is amended by deleting clause (v) of subsection (b) thereof in its entirety and replacing such clause (v) with the following words: "(v) payments to Republic Holdings to allow Republic Holdings to pay its operating and administrative expenses, including, without limitation, directors fees, legal and audit expenses, SEC compliance expenses and corporate franchise and other taxes that are directly attributable to the Company and the Restricted Subsidiaries."

(h) Section 4.12 of the Indenture is amended by (A) deleting each reference to Blue Bar contained in clause (vii) of subsection (b) thereof and replacing each such reference to


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     Blue Bar with a reference to Republic Holdings and (B) deleting the words
     "limited partnership agreement" in such clause (vii) and replacing such words with the words "limited liability company agreement."

(i) Section 4.14 of the Indenture is amended by deleting clause (i) of the second paragraph thereof and replacing such clause (i) with the following words: "(i) payments of expenses to Republic Holdings permitted pursuant to
     Section 4.12(b)(v);"

(j) Article X of the Indenture is amended by deleting the text of Section 10.10 in its entirety and inserting in lieu thereof "[intentionally omitted]".

     Section 1.02 Mutatis Mutandi Effect. The Indenture, as supplemented, is hereby amended mutatis mutandi to reflect the addition or amendment of each of the defined terms incorporated in the Indenture pursuant to Section 1.01 above.

                                   ARTICLE II

                             AGREEMENT TO GUARANTEE

     Section 2.01 Agreement to Guarantee. Republic Engineered Products Holdings LLC hereby agrees, jointly and severally with all other Guarantors, to unconditionally guarantee the Issuers' obligations under the Notes and under the Indenture on the terms and subject to the conditions set forth in Article X of the Indenture and to be bound by all other applicable provisions of the Indenture.

                                  ARTICLE III

                            MISCELLANEOUS PROVISIONS

     Section 3.01 Terms Defined. For all purposes of this First Supplemental Indenture, except as otherwise defined herein, capitalized terms used in this First Supplemental Indenture shall have the meanings ascribed to such terms in the Indenture.

     Section 3.02 Ratification of Indenture; Supplemental Indenture as Part of Indenture. Except as amended hereby, the Indenture and the Notes are in all respects ratified and confirmed and all their terms shall remain in full force and effect. This First Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Notes heretofore or hereafter authenticated shall be bound hereby.

     Section 3.03 Governing Law. The internal laws of the State of New York shall govern this First Supplemental Indenture, without regard to the principles of conflicts of law thereof.

     Section 3.04 Successors. All agreements of the Company, the Guarantors and the Trustee in this First Supplemental Indenture, the Indenture and the Notes shall bind their respective successors and assigns.



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     Section 3.05 Multiple Counterparts. The parties may sign multiple counterparts of this First Supplemental Indenture. Each signed counterpart shall be deemed an original, but all of them together shall represent the same agreement.

     Section 3.06 Effective Date of this First Supplemental Indenture. This First Supplemental Indenture and the Amendments described in Section 1.01 hereof shall be effective pursuant to Section 9.1 of the Indenture immediately upon execution by the Issuers and the Guarantors and delivery to and execution by the Trustee of this First Supplemental Indenture. The Amendments described in
Section 1.01 shall not become operative until such date and time that Blue Bar, L.P. merges with and into Republic Engineered Products Holdings LLC.

     Section 3.07 Trustee Disclaimer. The Trustee accepts the amendment of the Indenture effected by this First Supplemental Indenture and agrees to execute the trust created by the Indenture as hereby amended, but only upon the terms and conditions set forth in the Indenture, including the terms and provisions defining and limiting the liabilities and responsibilities of the Trustee, which terms and provisions shall in like manner define and limit its liabilities and responsibilities in the performance of the trust created by the Indenture as hereby amended. Without limiting the generality of the foregoing, the Trustee shall not be responsible in any manner whatsoever for or with respect to any of the recitals or statements contained herein, all of which recitals or statements are made solely by the Company, or for or with respect to (i) the validity, efficacy, or sufficiency of this First Supplemental Indenture or any of the terms or provisions hereof, (ii) the proper authorization hereof by the Company by corporate action or otherwise, or (iii) the due execution hereof by the Company, and the Trustee makes no representation with respect to any such matters.

     Section 3.08 Separability Clause. In case of any clause of this First Supplemental Indenture shall be invalid, illegal, or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     Section 3.09 Effect of Headings. The section headings herein are for convenience only and shall not effect the construction thereof.





                  [Remainder of Page Intentionally Left Blank]


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                                   SIGNATURES


                  IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed, all as of the date first above written.


                                    REPUBLIC ENGINEERED PRODUCTS LLC,
                                          as Issuer


                                    By: /s/ Joseph F. Lapinsky
                                        ----------------------
                                        Name:  Joseph F. Lapinsky
                                        Title: President and Chief Executive
                                               Officer



                                    BLUE STEEL CAPITAL CORP.,
                                          as Issuer


                                    By: /s/ Joseph F. Lapinsky
                                        ----------------------
                                        Name:  Joseph F. Lapinsky
                                        Title: President and Chief Executive
                                               Officer



                                    REPUBLIC ENGINEERED PRODUCTS HOLDINGS LLC,
                                          as Guarantor


                                    By: BLUE BAR HOLDINGS, L.P.,
                                           as Sole Member and Manager


                                    By: BLUE STEEL CORPORATION,
                                           as Sole General Partner


                                    By: /s/ Stephen Presser
                                        ----------------------
                                        Name:  Stephen Presser
                                        Title: Treasurer and Secretary



                                    N&T RAILWAY COMPANY LLC,
                                          as Guarantor


                                    By: REPUBLIC ENGINEERED PRODUCTS LLC,
                                          as Sole Member and Manager


                                    By: /s/ Joseph F. Lapinsky
                                        ----------------------
                                        Name:  Joseph F. Lapinsky
                                        Title: President and Chief Executive
                                               Officer


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                                    LASALLE BANK NATIONAL ASSOCIATION,
                                          as Trustee


                                    By: /s/ Victoria Y. Douyon
                                        ----------------------
                                        Name:  Victoria Y. Douyon
                                        Title: First Vice President



                                    LASALLE BANK NATIONAL ASSOCIATION,
                                          as Collateral Agent


                                    By: /s/ Victoria Y. Douyon
                                        ----------------------
                                        Name:  Victoria Y. Douyon
                                        Title: First Vice President